Exhibit 15.4
June 22, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Ladies and Gentlemen:
We have read Item 16F of Form 20-F of Empresas ICA, S.A.B. de C.V. for the year ended December 31, 2009, and are in agreement with the statements contained therein.
Mancera, S.C.
A member practice of
Ernst & Young Global

/s/ Luis F. Ortega